Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 25, 2018 relating to the consolidated financial statements and related financial statement schedule of EVO Investco, LLC and its subsidiaries, included in Registration Statement No. 333-227393 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York

September 20, 2018